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                                                                     EXHIBIT 1.2
                          Philip Morris Companies Inc.

                   $1,116,450,000 Medium-Term Notes, Series C
                      Due from Nine Months to Thirty Years
                               From Date of Issue

                  First Amendment to Selling Agency Agreement
                  -------------------------------------------


                                                              February ___, 1994
                                                              New York, New York


Salomon Brothers Inc
7 World Trade Center
New York, New York  10048

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285-1200

Dear Sirs:

          1.  Amendments.  Philip Morris Companies Inc., a Virginia corporation
              ----------
(the "Company"), confirms its agreement with each of you that the Selling Agency Agreement, dated December 11, 1992, between the Company and you (the "Selling Agency Agreement"), be hereby amended as follows:

          (a)  Name Change.  The name "Shearson Lehman Brothers Inc." is hereby
               -----------
deleted wherever it appears in the Selling Agency Agreement and in the Schedules and Exhibits thereto and the name "Lehman Brothers Inc." is substituted in lieu thereof.

          (b)  Change of Address for Notices.  Schedule I to the Selling Agency
               -----------------------------
Agreement is hereby amended by deleting the last paragraph thereof in its entirety and substituting, in lieu thereof, the following paragraph:

          "Notices to Lehman Brothers Inc. shall be directed to it at 3 World Financial Center, 12th Floor, New York, New York 10285-1200, Attention of Medium-Term Note Department, telecopy: (212) 528-6669. Copies of Pricing Supplements shall be sent (i) by telecopy to Lehman Brothers Inc., c/o Smith Barney Shearson Inc., Prospectus Delivery Department, Attention of Andrea Springer, telecopy: (718) 921-8472,
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     telephone: (718) 921-8460/1 and (ii) by hand to Lehman Brothers Inc., 3
     World Financial Center, 9th Floor, New York, New York 10285-0900, Attention of Brunnie Vazquez, telephone: (212) 640-8400."

          (c)  Amendment of Section 5(f).  Section 5(f) of the Selling Agency
               -------------------------
Agreement is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following new Section 5(f):

          "(f) At the Execution Time, Coopers & Lybrand shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agent), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that they are independent certified public accountants within the meaning of the Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion, the financial statements and schedules audited by them and included in the Registration Statements and the Prospectus relating to the Notes comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

              (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS No. 71") on any
                            -----------------------------
          unaudited interim condensed consolidated financial statements of the Company included in the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements, if any, of the Company included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Quarterly Reports on Form 10-Q and the related published rules and regulations or (B) any material modifications should be made for them to be in conformity with generally accepted accounting principles;

             (iii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
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                    (A) at the date of the latest available consolidated balance sheet of the Company read by such accountants, or at a subsequent specified date not more than five business days prior to the date of the letter, there was any decrease in the outstanding common stock or consolidated earnings reinvested in the business of the Company other than any decrease resulting from the declaration of regular quarterly cash dividends, or any issuance or assumption of long-term debt by the Company, Philip Morris Incorporated, Philip Morris International Inc., Kraft General Foods, Inc. or Philip Morris Capital Corporation (exclusive of any short-term borrowings reclassified as long-term based upon the Company's ability and intention to refinance these short-term borrowings on a long-term basis), or at the date of the latest available consolidated balance sheet of the Company read by such accountants, there was any decrease in consolidated net current assets or net assets, all as compared with amounts shown on or included in the latest balance sheet of the Company included in the Prospectus; or

                    (B) for the period from the date of the latest consolidated statement of earnings of the Company included in the Prospectus to the date of the latest available consolidated statement of earnings of the Company read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income, net earnings or the historical ratio of earnings to fixed charges of the Company and consolidated subsidiaries;

     except in all cases set forth in clauses (A) and (B) above for issuances or assumptions or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

               (iv) with respect to the unaudited capsule information of the Company, if any, included in the Prospectus:

                    (A) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 on the unaudited interim condensed consolidated financial statements of the Company from which such unaudited capsule information was derived, reading such unaudited capsule information, inquiries of officials of the Company
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               who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                         (1) the amounts contained in the unaudited capsule
                    information included in the Prospectus do not agree with the amounts set forth in the unaudited interim condensed consolidated financial statements of the Company from which such amounts were derived; and

                         (2) the amounts contained in the unaudited capsule
                    information included in the Prospectus were not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Prospectus; or

                    (B) if the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 have not been performed on the unaudited interim condensed consolidated financial statements of the Company from which such unaudited capsule information was derived, they have:

                         (1) read the unaudited capsule information and agreed
                    the amounts contained therein with the Company's accounting records from which it was derived; and

                         (2) inquired of certain officers of the Company who
                    have responsibility for financial and accounting matters whether the unaudited capsule information was determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Prospectus;

               (v) on the basis of a reading of any unaudited pro forma
          condensed combined financial statements of the Company included in the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma condensed combined financial statements included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of
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                                                                               5

          Rule 11-02 of Regulation S-X and that the pro forma reclassifications and adjustments, if any, have not been properly applied to the historical amounts in the compilation of those statements; and

               (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are obtained from accounting records that are subject to the internal control structure, policies and procedures of the Company's accounting system or are derived directly from such accounting records by analysis or computation) with the results obtained from procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

          References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection."

          (d)  Amendment of Section 5(g).  Section 5(g) of the Selling Agency
               -------------------------
Agreement is hereby amended by deleting such Section in its entirety and substituting, in lieu thereof, the following new Section 5(g):

          "(g) At the Execution Time, each Agent shall have received, so long as financial statements audited by any independent accountants for or with respect to any entity acquired by the Company are included in the Prospectus, a letter or letters of such accountants (which may refer to letters previously delivered to the Agent), dated as of the Execution Time, in form and substance satisfactory to the Agents, confirming that as of a specified date immediately prior to such acquisition and during the period covered by the financial statements on which they reported, they were independent accountants with respect to such entity within the meaning of the Act and the respective applicable published rules and regulations thereunder and stating in effect that:

               (i) in their opinion, the consolidated financial statements audited by them and included in the Registration Statements and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related
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                                                                               6

          published rules and regulations with respect to registration statements on Form S-3; and

              (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 on the unaudited financial statements of such entity at any date and for any period ending on or prior to the date of the latest unaudited balance sheet of such entity included or incorporated in the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations or any material modifications should be made for them to be in conformity with generally accepted accounting principles.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter."

          (e)  Amendment of Section 8(c).  Section 8(c) of the Selling Agency
               -------------------------
Agreement is hereby amended by adding, at the end of such Section, the following:

          "No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding."
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          2.  Limited Effect; Suspension.  Except as expressly amended by this
              --------------------------
Amendment, the Selling Agency Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Amendment does not, and shall not be deemed to, waive or alter any of the provisions of the Suspension Agreement, dated July 15, 1993, between the Company and you, and such agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

          3.   Applicable Law.  This Amendment will be governed by and construed
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in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                              Very truly yours,

                              PHILIP MORRIS COMPANIES INC.



                              By:_____________________________


The foregoing Amendment is
hereby confirmed and accepted
as of the date hereof.

SALOMON BROTHERS INC

By:___________________________


MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED

By:___________________________


LEHMAN BROTHERS INC.

By:____________________________